EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Harry G. Kozee, Vice President – Finance, Principal Financial Officer, and Principal Accounting Officer of IOS Capital, LLC, (the “Company”), do hereby certify with respect to the Annual Report of the Company on Form 10-K for the period ended September 30, 2003 (the “Report”) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    December 29, 2003

/s/ HARRY G. KOZEE
Harry G. Kozee Vice President—Finance, Principal Financial Officer, and Principal Accounting Officer